SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: August 1, 2001

THE MONTANA POWER COMPANY

(Exact name of registrant as specified in its charter)
Montana (State or other jurisdiction of incorporation)	1-4566 (Commission File Number)	81-0170530 (IRS Employer Identification No.)

40 East Broadway, Butte, Montana (Address of principal executive offices)	59701-9394 (Zip Code)

Registrant's telephone number, including area code (406) 497-3000
Exhibit Index is found on page 11.

ITEM 5.  Other Events.

Financial Results

SECOND QUARTER 2001 COMPARED WITH SECOND QUARTER 2000

Earnings per Share: The Montana Power Company reported a consolidated basic net loss of $0.11 per share in the second quarter 2001 as compared with second quarter 2000 consolidated basic net income of $0.34 per share. This decrease in earnings is primarily due to losses of $0.51 per share related to market-based power purchases for and the buy out of a large industrial power supply contract. This buy out of the power supply contract's remaining eighteen months ending December 2002, resulted in a one-time loss of approximately $0.37 per share.

Earnings from continuing operations for the second quarter 2001 - consisting of telecommunications, utility, Continental Energy, and other operations - decreased $0.61 per share, from $0.22 per share to $(0.39) per share. This decrease is primarily due to the loss of $0.51 per share incurred on the industrial power supply contract mentioned above.

In 2000, we implemented discontinued operations accounting for our former coal and oil and natural gas operations. Earnings from these discontinued operations for the second quarter 2001 were $0.28 per share, an increase of $0.16 per share compared with second quarter 2000 earnings of $0.12 per share. Included in the $0.28 per share earnings is a gain of approximately $0.30 per share from the second quarter 2001 sale of our former coal businesses.

Status of Pending Sale of Utility Business: We are seeking to close the sale of our utility business to NorthWestern Corporation (NorthWestern) in 2001, subject to the approval of our shareholders, regulatory approvals, and other customary closing conditions. Pending receipt of these approvals, we cannot provide assurance that this transaction will close or that the terms and conditions will remain unchanged.

We have not implemented discontinued operations accounting with respect to our utility business or Colstrip Unit 4 operations because the sale to NorthWestern requires shareholder approval. We have reflected the results of Colstrip Unit 4 in our continuing operations under "Electric Utility."

On July 13, 2001, we filed a Definitive Proxy Statement/Prospectus with the Securities and Exchange Commission to request our shareholders approve, among other matters, the sale of the utility business to NorthWestern. A special meeting of shareholders will be held on Friday, September 14, 2001, at 1:30 p.m., at the Mother Lode Theatre, 316 W. Park, Butte, Montana, to consider and vote on these proposals.

Agreement to Terminate an Industrial Power Supply Contract: Because of the volatility of the electric energy market in the western United States, we incurred losses and expected to continue to incur losses to supply a long-term power supply contract with an industrial customer. In order to terminate our total exposure under the power supply contract, we executed an agreement effective June 30, 2001 to buy out the remaining term of the power supply contract. Under the agreement, we made a one-time payment of $62,500,000 to the customer and ended our obligations under the power supply contract, which would have remained in effect through December 2002. We recorded a pretax loss of $62,500,000, or approximately $37,900,000 after income taxes, in the second quarter 2001. Prior to the termination agreement, we recorded pretax losses associated with the power supply contract of approximately $2,500,000 in the first quarter 2001 and $22,500,000 in the second quarter 2001.

Continuing Operations - Telecommunications; Utility (including Colstrip Unit 4); Continental Energy: and Other/Exhibit 99b

Income from continuing operations before income taxes decreased approximately $101,400,000 compared with the second quarter 2000. This decrease was primarily due to reduced income from our electric utility operations, including the loss related to an industrial power supply contract; a decrease in "Other (income) deductions - net" associated with the sale of our interest in an independent power project which was recorded in the second quarter 2000; and lower telecommunications operations income.

Telecommunications Operations

Income from our telecommunications operations decreased by approximately $1,400,000, or 23 percent, to $4,600,000 when compared with the second quarter 2000 income from operations of $6,000,000.

Revenues: Telecommunications revenues for the second quarter 2001 compared to the same period in 2000 increased approximately $113,000,000, from $28,900,000 to $141,900,000. The increase is primarily due to the June 30, 2000 acquisition of wholesale, private-line, long-distance, and other telecommunications customers in former U S WEST's fourteen-state region. The growth occurred principally in the following areas:

    Network services revenues, which include wholesale and dedicated business line revenues, increased approximately $85,000,000, to $100,700,000 as compared with $15,700,000 for the second quarter 2000.
    Retail sales revenues, which include commercial and consumer long-distance revenues, increased approximately $28,500,000, to $34,900,000 as compared with $6,400,000 for the second quarter 2000.
    Other revenues, which include equipment sales, engineering, and construction services, decreased approximately $500,000, to $6,300,000 as compared with $6,800,000 for the second quarter 2000.

Expenses: Telecommunications expenses for the second quarter 2001 compared to the same period in 2000 increased approximately $114,500,000, from $22,900,000 to $137,400,000. This increase is primarily due to the June 2000 acquisition mentioned above. The increases were as follows:

    Operations and maintenance expenses increased approximately $79,000,000 due primarily to higher off-network charges for access to other telecommunications companies' systems to carry the increased traffic discussed above.
    Selling, general, and administrative expenses increased approximately $25,200,000 as a result of customer growth and the increased costs of expanding Touch America's infrastructure and our sales and marketing efforts.
    Depreciation and amortization expense and taxes other than income taxes increased approximately $10,300,000 mainly due to continuing expansion of our fiber optic network and additional assets acquired in 2000.

Utility Operations

Electric Utility (including Colstrip Unit 4)

Income from electric utility operations decreased approximately $68,800,000 compared to 2000, primarily because of the agreement to terminate an industrial power supply contract, as discussed above.

Revenues: Revenues during the second quarter increased approximately $13,000,000 mainly because of increased general business revenues, sales of purchased power remaining after fulfilling special market-based contract load requirements, and increased revenues from wheeling energy across our transmission lines.

Expenses: Operating expenses increased approximately $81,800,000 primarily because of the one-time payment of $62,500,000 to buy out the remaining term of a power supply contract with a large industrial customer and approximately $22,500,000 in increased costs for wholesale power to supply that customer while the contract was in effect. Decreased selling, general, and administrative expenses, mainly because of the recognition of regulatory assets as a result of a Montana Public Service Commission (PSC) Order, and decreased transmission and distribution expenses partially offset the increased power supply costs.

Regulatory: Montana's Electric Industry Restructuring and Customer Choice Act (Electric Act) established a rate moratorium for all electric customers pursuant to which transmission and distribution rates could not be increased until July 1, 2000. In August 2000, with the expiration of the Electric Act's rate moratorium, we filed a combined request for increased electric and natural gas rates with the PSC. We requested increased annual electric transmission and distribution revenues of approximately $38,500,000, with a proposed interim annual increase of approximately $24,900,000. On November 28, 2000, the PSC granted us an interim electric rate increase of approximately $14,500,000, with hearings on this submission beginning in January 2001. On May 8, 2001, we received a final order from the PSC resulting in an annual delivery service revenue adjustment of $16,000,000, including the $14,500,000 interim increase granted on November 28, 2000.

Natural Gas Utility

Income from operations increased approximately $5,000,000 compared to 2000. Revenues increased approximately $5,600,000 mainly because of increased gas supply cost revenues, partially offset by decreased general business revenues resulting primarily from the sharing of proceeds with customers discussed below. Overall operating expenses increased approximately $600,000. While gas supply costs increased approximately $8,300,000 due to higher market prices, these costs were mostly offset by the amortization of a regulatory liability of approximately $6,200,000 associated with a sharing of the proceeds from the sale of gathering and production properties previously included in the natural gas utility's rate base. In February 2001, we began including this credit in customers' bills over a one-year period. Decreased expenses of approximately $1,900,000 related to the recognition of regulatory assets as a result of a PSC Order also partially offset the increased gas supply costs.

Regulatory: In August 2000, we filed a combined request for increased natural gas and electric rates with the PSC. We requested increased annual natural gas revenues of approximately $12,000,000, with a proposed interim annual increase of approximately $6,000,000. On November 28, 2000, the PSC granted us an interim natural gas rate increase of approximately $5,300,000, with hearings on this submission beginning in January 2001. On May 8, 2001, we received a final order from the PSC resulting in an annual delivery and gas storage service revenue adjustment of $4,300,000. Because the amount established in the final order is less than in the interim order, the difference collected from November 2000 through May 2001 will be refunded to the customers with interest.

In January 2001, we submitted to the PSC an Annual Gas Cost Tracker requesting an increase of approximately $51,000,000. At that time, we also submitted a Compliance Filing for approximately $32,500,000 associated with the sale of gathering and production properties previously included in the natural gas utility's rate base, as discussed above. As a result, effective February 1, 2001, we began collecting on an interim basis a net amount of approximately $18,500,000 in revenues over a one-year period. Intervening parties have submitted opposing testimony on both of these filings, and a hearing is scheduled to begin on September 25, 2001.

Continental Energy

We sold Continental Energy on February 21, 2001.

Other Operations

We have reclassified into these operations all general corporate overhead expenses associated with, but not directly attributable to, our former coal and oil and natural gas operations. Income from other operations increased approximately $4,900,000, from a loss of $3,900,000 in 2000 to an income of $1,000,000 in 2001, primarily because of decreases in these reclassified general corporate overhead expenses. The decrease is mainly due to the sale of our former oil and natural gas operations in October 2000 and our former coal operations in April 2001.

Interest Expense and Other Income

Interest expense decreased approximately $2,800,000 principally due to the net retirement of long-term debt in the first half of 2000. Decreased interest expense from debt retirements was partially offset by increased interest on short-term borrowings.

"Other (income) deductions - net" decreased approximately $45,200,000 principally due to the reduced earnings from unconsolidated Continental Energy Services investments of approximately $38,200,000. These earnings included the pretax gain on the sale of the equity interest in the Brazos project in the second quarter of 2000 of approximately $34,400,000. In addition, there was a decrease in interest income of approximately $5,300,000 due to less cash available for investing. During the second quarter 2000, we had cash from the sale of the electric generating assets and the restructured contract with the Los Angeles Department of Water & Power. Finally, there was a decrease in earnings from unconsolidated telecommunications investments of approximately $2,400,000.

In the fourth quarter 2000, we began classifying all earnings from our subsidiaries' unconsolidated investments in "Other (income) deductions - net." We previously reported these earnings separately in revenues under "Earnings from unconsolidated investments." We have reclassified all amounts from prior periods to reflect this change.

Discontinued Operations - Former Coal and Oil and Natural Gas Operations -

Exhibit 99c

We have accounted for our former coal and oil and natural gas operations as discontinued operations. We have separately reported the income from our discontinued operations for the quarters ended June 30, 2001 and 2000. Income from these discontinued operations, including the gain on the sale of our coal operations net of income taxes, increased approximately $16,200,000 compared to the second quarter 2000.

Former Coal Operations

Income from our discontinued former coal operations decreased approximately $8,400,000 chiefly because of the April 30, 2001 sale of these properties to Westmoreland Coal Company, which resulted in operations of only one month for the second quarter 2001. The coal operations had a loss of approximately $2,400,000 in April 2001 primarily due to a change in cost estimates associated with postretirement health benefits. As a result of the sale, we recorded an after-tax gain, subject to customary purchase price adjustments, of approximately $31,400,000.

Former Oil and Natural Gas Operations

We sold our former oil and natural gas operations on October 31, 2000.

YEAR-TO-DATE 2001 COMPARED WITH YEAR-TO-DATE 2000

Earnings per Share: Year-to-date earnings were $0.47 per share, a decrease of $0.15 per share, or approximately 24 percent, compared to year-to-date 2000 earnings of $0.62 per share. Earnings from continuing operations - consisting of telecommunications, utility, Continental Energy, and other operations - decreased $0.26 per share, from $0.36 per share to $0.10 per share. Included in the $0.10 per share earnings is a gain of approximately $0.30 per share from the first quarter 2001 sale of our independent power subsidiary, Continental Energy Services Inc., and losses of $0.53 per share associated with industrial power supply contracts.

Earnings from discontinued former coal and oil and gas operations for the six months ended June 30, 2001, were $0.37 per share, an increase of $0.11 per share compared with 2000 earnings of $0.26 per share. The increase resulted from the gain on the sale of our former coal businesses, partially offset by reduced earnings from our former coal operations and the absence of earnings from our former oil and gas operations.

Continuing Operations - Telecommunications; Utility (including Colstrip Unit 4); Continental Energy; and Other/Exhibit 99b

Income from continuing operations before income taxes for the six months ended June 30, 2001 decreased approximately $40,900,000 when compared to 2000. The decrease is due to lower income from the electric utility, partially offset by increases in telecommunications, natural gas utility, and other operations income.

Telecommunications Operations

For the six months ended June 30, 2001, income from our telecommunications operations increased approximately $5,000,000, or 39 percent, from $12,700,000 in 2000 to $17,700,000 for the six months ended June 30, 2001. This increase is primarily due to the June 2000 acquisition mentioned above in the discussion of the second quarter.

Revenues: Year-to-date telecommunications revenues increased approximately $232,800,000, from $53,600,000 in 2000 to $286,400,000 in 2001, primarily due to the June 2000 acquisition discussed above. The growth occurred principally in the following areas:

    Network services revenues, which include wholesale and dedicated business line revenues, increased approximately $169,500,000, to $199,700,000 as compared with $30,200,000 in 2000.
    Retail sales revenues, which include commercial and consumer long-distance revenues, increased approximately $59,800,000, to $72,800,000 as compared with $13,000,000 in 2000.
    Other revenues, which include equipment sales, engineering, and construction services, increased approximately $3,500,000, to $13,900,000 as compared with $10,400,000 in 2000.

Expenses: Year-to-date telecommunications expenses increased approximately $227,800,000, from $40,900,000 in 2000 to $268,700,000 in 2001, primarily due to the June 2000 acquisition mentioned above. The increases were as follows:

    Operations and maintenance expenses increased approximately $158,700,000 due primarily to higher off-network charges for access to other telecommunications companies' systems to carry the increased traffic discussed above.
    Selling, general, and administrative expenses increased approximately $48,700,000, mainly for the same reasons mentioned in the discussion of the second quarter.
    Depreciation and amortization expense and taxes other than income taxes increased approximately $20,400,000, mainly for the same reasons mentioned in the discussion of the second quarter.

Utility Operations

Electric Utility (including Colstrip Unit 4)

Income from electric utility operations for the six months ended June 30, 2001 decreased approximately $68,000,000 compared to 2000.

Revenues: Revenues increased approximately $66,000,000 compared with year-to-date 2000, primarily because of increased general business revenues, sales of purchased power remaining after fulfilling special market-based contract load requirements, revenues from a swap instrument used to mitigate the losses incurred on a long-term power supply agreement, and increased revenues from wheeling energy across our transmission lines.

Expenses: Overall expenses increased approximately $134,000,000 primarily for the same reasons mentioned above in the second quarter section, including the one-time payment of $62,500,000 to terminate an industrial power supply contract.

Natural Gas Utility

Income from operations for the six months ended June 30, 2001 increased approximately $12,200,000 compared to 2000. Revenues increased approximately $18,400,000 mainly because of increased gas supply cost revenues, partially offset by decreased general business revenues resulting primarily from the sharing of proceeds with customers discussed above in the second quarter section. Expenses increased approximately $6,200,000 primarily for the same reasons mentioned above in the second quarter section.

Continental Energy

We sold Continental Energy on February 21, 2001.

Other Operations

Income from other operations increased approximately $7,700,000, from a loss of $8,200,000 in 2000 to a loss of $500,000 in 2001, for the same reason mentioned above in the discussion of the second quarter.

Interest Expense and Other Income

Interest expense decreased approximately $5,400,000 for the same reasons mentioned above in the second quarter discussion. In addition, interest associated with the settlement of outstanding audit issues from prior years' federal tax returns also offset some of the reduced interest from long-term debt retirements.

"Other (income) deductions - net" decreased approximately $4,200,000. An increase in "Other (income) deductions - net" from a pretax gain of approximately $50,800,000 on the February 21, 2001 sale of Continental Energy was more than offset by three items. The first item was decreased earnings from unconsolidated Continental Energy Services investments of approximately $38,200,000. These earnings included the pretax gain on the sale of the equity interest in the Brazos project in the second quarter of 2000 of approximately $34,400,000. In addition, there was a decrease in interest income of approximately $9,900,000 due to less cash available for investing, due primarily to the reasons stated in the discussion of the second quarter. Finally, there was a decrease in earnings from unconsolidated telecommunications investments of approximately $6,500,000.

Discontinued Operations - Former Coal and Oil and Natural Gas Operations -

Exhibit 99c

Income from our discontinued operations, net of income taxes, increased approximately $10,400,000 compared to 2000.

Former Coal Operations

Income from our discontinued former coal operations decreased approximately $7,600,000 chiefly because of the April 30, 2001 sale of these properties to Westmoreland Coal Company, which resulted in only four months of operations for 2001. As a result of the sale, we recorded an after-tax gain, subject to customary purchase price adjustments, of approximately $31,400,000.

Former Oil and Natural Gas Operations

We sold our former oil and natural gas operations on October 31, 2000.

ADDITIONAL INFORMATION

This Form 8-K may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements should be read with the cautionary statements and important factors included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. See Part I, "Warnings About Forward-Looking Statements." Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words "expects," "believes," "anticipates," and similar expressions.

For comparative purposes, the following table shows the breakdown of consolidated basic net income (loss) per share:

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2001	2000	2001	2000

Continuing Operations	$ (0.39)	$ 0.22	$ 0.10	$ 0.36
Discontinued Operations	0.28	0.12	0.37	0.26

Consolidated	$(0.11)	$ 0.34	$ 0.47	$ 0.62

ITEM 7.  Financial Statements and Exhibits.

Exhibit

99a	Preliminary Consolidated Statement of Income for the Quarters Ended June 30, 2001 and 2000 and for the Six Months Ended June 30, 2001 and 2000.

99b	Preliminary Continuing Operations Schedule of Revenues and Expenses for the Quarters Ended June 30, 2001 and 2000 and for the Six Months Ended June 30, 2001 and 2000.

99c	Preliminary Discontinued Operations Listing of Income for the Quarters Ended June 30, 2001 and 2000 and for the Six Months Ended June 30, 2001 and 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MONTANA POWER COMPANY
(Registrant)

By	/s/ J.P. Pederson
J.P. Pederson
Vice Chairman and Chief
Financial Officer

Dated: August 1, 2001

Exhibit Index
Exhibit		Page

99a	Preliminary Consolidated Statement of Income for the Quarters Ended June 30, 2001 and 2000 and for the Six Months Ended June 30, 2001 and 2000.	12

99b	Preliminary Continuing Operations Schedule of Revenues and Expenses for the Quarters Ended June 30, 2001 and 2000 and for the Six Months Ended June 30, 2001 and 2000.	13-14

99c	Preliminary Discontinued Operations Listing of Income for the Quarters Ended June 30, 2001 and 2000 and for the Six Months Ended June 30, 2001 and 2000.	15

Exhibit 99a

THE MONTANA POWER COMPANY AND SUBSIDIARIES

PRELIMINARY CONSOLIDATED STATEMENT OF INCOME
	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2001	2000	2001	2000
	(Thousands of Dollars)
	(except per-share amounts)

REVENUES	$ 305,718	$ 163,983	$ 684,945	$ 360,207

EXPENSES:
Operations and maintenance	279,822	101,658	526,939	209,051
Selling, general, and administrative	38,410	27,448	85,003	57,997
Taxes other than income taxes	16,892	13,481	35,847	29,719
Depreciation and amortization	24,838	16,655	48,863	32,984
	359,962	159,242	696,652	329,751

INCOME (LOSS) FROM CONTINUING OPERATIONS	(54,244)	4,741	(11,707)	30,456

INTEREST EXPENSE AND OTHER INCOME:
Interest	5,946	8,723	14,312	19,737
Distributions on company obligated mandatorily redeemable preferred securities of subsidiary trust	1,373	1,373	2,746	2,746
Other (income) deductions - net	2,405	(42,816)	(52,506)	(56,662)
	9,724	(32,720)	(35,448)	(34,179)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(63,968)	37,461	23,741	64,635

INCOME TAXES	(24,111)	13,760	11,885	24,903

INCOME (LOSS) FROM CONTINUING OPERATIONS	(39,857)	23,701	11,856	39,732

DISCONTINUED OPERATIONS:
Income (loss) from discontinued former coal operations, net of income taxes	(2,387)	6,000	6,985	14,567

Income from discontinued former oil and natural gas operations, net of income taxes	-	6,716	-	13,397

Gain on sale of discontinued former coal operations, net of income taxes	31,352	-	31,352	-

INCOME FROM DISCONTINUED OPERATIONS	28,965	12,716	38,337	27,964

NET INCOME (LOSS)	(10,892)	36,417	50,193	67,696

DIVIDENDS ON PREFERRED STOCK	1,002	922	1,925	1,845

NET INCOME (LOSS) AVAILABLE FOR COMMON STOCK	$ (11,894)	$ 35,495	$ 48,268	$ 65,851

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC (000)	103,769	105,598	103,761	105,575

BASIC EARNINGS (LOSS) PER SHARE OF COMMON STOCK	$ (0.11)	$ 0.34	$ 0.47	$ 0.62

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED (000)	103,789	106,664	103,816	106,899

DILUTED EARNINGS (LOSS) PER SHARE OF COMMON STOCK	$ (0.11)	$ 0.33	$ 0.46	$ 0.62

Exhibit 99b

PRELIMINARY CONTINUING OPERATIONS
	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2001	2000	2001	2000
	(Thousands of Dollars)

TELECOMMUNICATIONS:

REVENUES:
Revenues	$ 141,936	$ 28,862	$ 286,376	$ 53,222
Intersegment revenues	-	26	-	334
	141,936	28,888	286,376	53,556
EXPENSES:
Operations and maintenance	93,802	14,825	183,077	24,383
Selling, general, and administrative	29,848	4,684	57,365	8,646
Taxes other than income taxes	3,117	222	7,885	2,290
Depreciation and amortization	10,619	3,166	20,398	5,540
	137,386	22,897	268,725	40,859

INCOME FROM TELECOMMUNICATIONS OPERATIONS	4,550	5,991	17,651	12,697

UTILITY AND COLSTRIP UNIT 4:

ELECTRIC UTILITY AND COLSTRIP UNIT 4 OPERATIONS:

REVENUES:
Revenues	130,422	117,066	304,061	236,056
Intersegment revenues	174	574	376	2,344
	130,596	117,640	304,437	238,400
EXPENSES:
Power supply	158,642	71,760	271,083	134,301
Transmission and distribution	8,586	11,469	20,906	22,572
Selling, general, and administrative	6,041	10,109	20,830	25,400
Taxes other than income taxes	10,226	9,610	20,958	19,971
Depreciation and amortization	11,145	9,934	22,305	19,789
	194,640	112,882	356,082	222,033

INCOME (LOSS) FROM ELECTRIC UTILITY AND COLSTRIP UNIT 4 OPERATIONS	(64,044)	4,758	(51,645)	16,367

NATURAL GAS UTILITY:

REVENUES:
Revenues (other than gas supply cost revenues)	12,435	15,162	40,917	44,753
Gas supply cost revenues	15,242	6,940	44,405	22,267
Intersegment revenues	75	90	216	169
	27,752	22,192	85,538	67,189
EXPENSES:
Gas supply costs	15,242	6,940	44,405	22,267
Other production, gathering, and exploration	253	(218)	698	532
Transmission and distribution	3,296	4,172	6,813	7,795
Selling, general, and administrative	(1,604)	6,456	(2,407)	13,601
Taxes other than income taxes	3,543	3,115	6,994	6,847
Depreciation and amortization	2,743	2,412	5,505	4,780
	23,473	22,877	62,008	55,822

INCOME (LOSS) FROM NATURAL GAS UTILITY OPERATIONS	4,279	(685)	23,530	11,367

Exhibit 99b

PRELIMINARY CONTINUING OPERATIONS (continued)
	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2001	2000	2001	2000
	(Thousands of Dollars)

CONTINENTAL ENERGY:

REVENUES:
Revenues	-	250	143	500

EXPENSES:
Operations and maintenance	-	546	1	548
Selling, general, and administrative	-	1,012	878	1,467
Taxes other than income taxes	-	1	(7)	1
Depreciation and amortization	-	103	2	275
	-	1,662	874	2,291

LOSS FROM CONTINENTAL ENERGY OPERATIONS	-	(1,412)	(731)	(1,791)

OTHER OPERATIONS:

REVENUES:
Revenues	$ 5,683	$ (4,297)	$ 9,043	$ 3,409
Intersegment revenues	501	471	632	735
	6,184	(3,826)	9,675	4,144
EXPENSES:
Operations and maintenance	751	(6,675)	1,180	235
Selling, general, and administrative	4,125	5,187	8,337	8,883
Taxes other than income taxes	6	533	17	610
Depreciation and amortization	331	1,040	653	2,600
	5,213	85	10,187	12,328

INCOME (LOSS) FROM OTHER OPERATIONS	971	(3,911)	(512)	(8,184)

INTEREST EXPENSE AND OTHER INCOME:
Interest	5,946	8,723	14,312	19,737
Distributions on company obligated mandatorily redeemable preferred securities of subsidiary trust	1,373	1,373	2,746	2,746
Other (income) deductions - net	2,405	(42,816)	(52,506)	(56,662)
	9,724	(32,720)	(35,448)	(34,179)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(63,968)	37,461	23,741	64,635

INCOME TAXES	(24,111)	13,760	11,885	24,903

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(39,857)	23,701	11,856	39,732

DIVIDENDS ON PREFERRED STOCK	1,002	922	1,925	1,845

NET INCOME (LOSS) FROM CONTINUING OPERATIONS AVAILABLE FOR COMMON STOCK	$ (40,859)	$ 22,779	$ 9,931	$ 37,887

Exhibit 99c

PRELIMINARY DISCONTINUED OPERATIONS

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2001	2000	2001	2000
	(Thousands of Dollars)

DISCONTINUED OPERATIONS:
Income (loss) from discontinued former coal operations, net of income taxes	$ (2,387)	$ 6,000	$ 6,985	$ 14,567
Income from discontinued former oil and natural gas operations, net of income taxes	-	6,716	-	13,397
Gain on sale of discontinued former coal operations, net of income taxes	31,352	-	31,352	-

NET INCOME FROM DISCONTINUED OPERATIONS AVAILABLE FOR COMMON STOCK	$ 28,965	$ 12,716	$ 38,337	$ 27,964